SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement              [ ] Confidential, For Use of the
[X]  Definitive proxy statement                   Commission only (as permitted
[ ]  Definitive additional materials              by Rule 14a-6(e))2))
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                EQUITY ONE, INC.
                (Name of Registrant as Specified in Its Charter)

                                EQUITY ONE, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
       [ ] No fee required.

       [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


       [ ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date Filed:

                                EQUITY ONE, INC.

                    1600 N.E. MIAMI GARDENS DRIVE, SUITE 200
                        NORTH MIAMI BEACH, FLORIDA 33179

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 30, 1999

                               -------------------


To   the Stockholders of
  EQUITY ONE, INC.:

         Equity One, Inc. will hold its that the 1999 Annual Meeting of Stockholders at the Courtyard Marriott Hotel, 2825 N.E. 191st Street, Aventura, Florida 33180, on Wednesday, June 30, 1999, at 10:30 a.m., local time, to:

/bullet/ Elect one Director to hold office until Equity One's 2002 Annual
         Meeting of Stockholders;

/bullet/ Approve Equity One's 1995 Stock Option Plan; and

/bullet/ Transact such other business as may properly come before the Annual
         Meeting.

         If you own shares of Equity One common stock as of the close of business on May 17, 1999 (the "Record Date"), you can vote those shares by proxy or at the meeting.

                                          By Order of the Board of Directors

                                          ALAN J. MARCUS
                                          SECRETARY

North Miami Beach, Florida
May 24, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                EQUITY ONE, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


         The Board of Directors of Equity One, Inc., a Maryland corporation ("Equity One"), is soliciting proxies from the holders of Equity One's common stock, par value $.01 per share (the "Common Stock"), to be voted at the 1999 Annual Meeting of Stockholders of Equity One to be held at the Courtyard Marriott, 2825 N.E. 191st Street, Aventura, Florida, on Wednesday, June 30, 1999, at 10:30 a.m., local time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). We are sending this Proxy Statement in connection with the proxy solicitation.

         Equity One is making its first mailing of this Proxy Statement and the enclosed form of proxy on May 24, 1999. You should review the information provided herein in conjunction with Equity One's 1998 Annual Report, which accompanies this Proxy Statement. Equity One's principal executive offices are located at 1600 N.E. Miami Gardens Drive, Suite 200, North Miami Beach, Florida 33179, and its telephone number is (305) 947-1664.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of Equity One's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with Equity One's Secretary at Equity One's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Equity One at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by Equity One. In addition to the use of mail, employees of Equity One may solicit proxies personally and by telephone. Equity One's employees will receive no compensation for soliciting proxies other than their regular salaries. Equity One may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Equity One may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, Equity One's stockholders will consider and vote upon the following matters:

         (1) The election of one Class I member to Equity One's Board of Directors to serve until Equity One's 2002 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

         (2)  To approve Equity One's 1995 Stock Option Plan; and

         (3) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of the one nominee for Class I director named below; and (b) FOR the proposal to approve Equity One's 1995 Stock Option Plan. In the event a stockholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

WHO CAN VOTE

         Only stockholders of record at the close of business on May 17, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On April 30, 1999, there were 10,574,320 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

GENERAL INFORMATION ON VOTING

         Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors.

         In order for business to be conducted, a quorum must be represented at the meeting. A quorum is 50% of the shares entitled to vote. The election of the director nominee must be approved by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to approve Equity One's 1995 Stock Option Plan. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, Equity One will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         Pursuant to Maryland law, [abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote, but are not counted as votes cast "for" or "against" any matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.]

         A list of stockholders entitled to vote at the Annual Meeting will be available at Equity One's offices, 1600 N.E. Miami Gardens Drive, Suite 200, North Miami Beach, Florida 33179, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

                               SECURITY OWNERSHIP

         The following table sets forth, as of April 1, 1999, the number of shares of Common Stock of Equity One which were owned beneficially by (i) each person who is known by Equity One to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) the Named Executive Officers (as defined in "Executive Compensation") and (iv) all directors and executive officers of Equity One as a group:

                  NAME AND ADDRESS OF                       AMOUNT AND NATURE OF       PERCENTAGE OF OUTSTANDING
                  BENEFICIAL OWNER(1)                    BENEFICIAL OWNERSHIP(2)(3)         SHARES OWNED(2)
                  --------------------                   --------------------------    --------------------------
Gazit-Glob (92) Ltd.(4).............................             4,423,423                     41.8%
Gazit (1995), Inc.(5)...............................             2,370,069                     22.4%
M.G.N. (USA), Inc.(6)...............................             3,363,423                     31.8%
Chaim Katzman(7)....................................             7,462,815                     70.6%
Doron Valero(8).....................................               424,010                      4.0%
Alan J. Marcus......................................                 1,000                        *
Robert Cooney.......................................                 3,000                        *
Shaiy Pilpel........................................                    --                       --
Noam Ben-Ozer.......................................                    --                       --
Yuval Yanai.........................................                    --                       --
Ronald Chase........................................                    --                       --
All executive officers and directors of Equity One as
   a group (8 persons)..............................             7,890,815                      74.6%

------------------------------

   *   Represents ownership of less than 1.0%

(1) Unless otherwise indicated, the address of each beneficial owner is Equity One, Inc., 1600 N.E. Miami Gardens Drive, Suite 200, North Miami Beach, Florida 33179.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such persons within 60 days from the date hereof upon the exercise of options and warrants or purchasable pursuant to an executory contract to acquire Common Stock. Each beneficial owner's percentage ownership is determined by assuming that options and warrants and shares purchasable under an executory contract that are held by such person (but not those held by any other person) and that are exercisable or purchasable within 60 days from the date hereof have been exercised or purchased. For purposes of this table, a beneficial owner of securities includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power which includes the power to vote, or direct the voting of, such security and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security.

(3) Unless otherwise noted, Equity One believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(4) Includes (i) 1,060,000 shares of Common Stock owned by Gazit-Glob (92) ("Gazit-Glob (92)"), (ii) 2,867,763 shares of Common Stock owned by M.G.N. (USA), Inc. ("M.G.N.") and (iii) 495,660 shares of Common Stock issuable upon the exercise of presently exercisable warrants to purchase Common Stock owned by M.G.N.

(5) Includes 2,166,969 shares of Common Stock owned by Gazit (1995), Inc. ("Gazit (1995)") and (ii) 203,100 shares of Common Stock issuable upon the exercise of presently existing warrants to purchase Common Stock.

(6) Includes (i) 2,867,763 shares of Common Stock owned by M.G.N. and (ii) 495,660 shares of Common Stock issuable upon the exercise of presently exercisable warrants to purchase Common Stock.

(7) Includes (i) 2,166,969 shares of Common Stock owned by Gazit (1995) which Mr. Katzman may be deemed to control, (ii) 203,100 shares of Common Stock issuable upon the exercise of presently exercisable warrants to purchase Common Stock owned by Gazit (1995), (iii) 4,423,423 shares of Common Stock owned by Gazit-Glob (92); (iv) 290,990 shares of Common Stock owned by Mr. Katzman, (v) 62,344 shares of Common Stock issuable to Mr. Katzman as custodian for his minor children upon the exercise of presently exercisable warrants to purchase Common Stock and (vi) 215,988 shares of Common Stock issuable to Mr. Katzman under the 1995 Stock Option Plan, which options are currently exercisable. Does not include 71,986 shares of Common Stock issuable upon exercise of options granted to Mr. Katzman under the 1995 Stock Option Plan, which options are not currently exercisable.

(8) Includes (i) 192,000 shares of Common Stock owned by Mr. Valero, (ii) 130,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Valero under the 1995 Stock Option Plan, which Options are currently exercisable. Does not include 61,337 shares of Common Stock issuable upon the exercise of options granted to Mr. Valero under the 1995 Stock Option Plan, which options are not currently exercisable.

                              ELECTION OF DIRECTORS

         Equity One's Board of Directors is divided into three classes: Class I, Class II and Class III. Each director serves for a term ending at the third annual meeting of stockholders following the annual meeting at which he was elected, except that any director appointed by the Board of Directors serves, subject to election by the stockholders at the next annual meeting after appointed, for a term ending at the annual meeting of stockholders at which the term of the class to which the director was appointed ends. Each director serves until his successor is elected and qualified or until his or her earlier death, resignation or removal.

         Information is provided below with respect to the one nominee for Class I director, as well as the directors whose term will expire after the 1998 Annual Meeting, as well as those other directors whose terms will continue after the 1998 Annual Meeting.

         Equity One has nominated Shaiy Pilpel to be elected as a director at the Annual Meeting. He now serves as a director of Equity One. The Board of Directors has no reason to believe that he will refuse or be unable to accept election; however, in the event that he is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for such other persons as may be designated by the Board of Directors.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of Equity One are as follows:

                        NAME                             AGE                        POSITION
                        ----                             ---                        --------

Chaim Katzman.....................................       49     Chairman of the Board, President, Chief
                                                                    Executive Officer
Doron Valero......................................       41     Executive Vice President, Chief Operating
                                                                    Officer and Director
Alan J. Marcus....................................       42     Secretary
Noam Ben-Ozer.....................................       34     Director
Robert L. Cooney..................................       64     Director
Ronald Chase......................................       53     Director
Shaiy Pilpel......................................       47     Director Nominee
Yuval Yanai.......................................       45     Director

NOMINEE FOR ELECTION - CLASS I DIRECTOR (TERM TO EXPIRE IN 2002)

         DR. SHAIY PILPEL has served as a director of Equity One since 1996. Dr. Pilpel heads the trading operation at Wexford Management, an investment firm. From 1995 to 1996, Dr. Pilpel was a managing director of Canadian Imperial Bank of Commerce where he headed the Mortgage Arbitrage and Quantitative Strategies proprietary trading group, and prior thereto, a portfolio manager for Steinhardt Partners. Dr. Pilpel received a B.S. in mathematics and B.A. in philosophy from Tel Aviv University, a M.Sc. in mathematics from the Hebrew University in Jerusalem, a Ph.D. in Statistics from the University of California at Berkeley and a M.B.A. from Columbia University.

CONTINUING BOARD MEMBERS

CLASS II DIRECTORS (TERM TO EXPIRE IN 2000)

         CHAIM KATZMAN has served as President, Chairman of the Board and Chief Executive Officer and a director of Equity One since its formation in 1992, and has been involved in the purchase, development and management of commercial and residential real estate in the southeastern United States since 1980. Mr. Katzman received an LL.B. from Tel Aviv University Law School in 1973. In 1991, Mr. Katzman purchased the controlling interest of Gazit. Mr. Katzman has served as Chairman of the Board and Chief Executive Officer of Gazit since May 1991 and r emains its largest stockholder and has served as a director of Gazit-Glob (92) since 1994 and its Chairman since 1998. A licensed real estate broker in Florida, Mr. Katzman is a member of NAREIT and the ICSC.

         DORON VALERO has served as Executive Vice President, Chief Operating Officer and a director of Equity One since 1994. Mr. Valero manages Equity One's portfolio of properties and is responsible for, among other things, development of new properties. Prior to joining Equity One, from 1990 to 1993, Mr. Valero served as President and Chief Executive Officer of Global Fund Investment, Inc., a real estate investment and management company. A licensed mortgage broker in Florida, Mr. Valero is a member of NAREIT and ICSC. Mr. Valero received a B.S.E. from Nova University in 1986.

         RONALD S. CHASE has served as a director of Equity One since 1998. Mr. Chase has been the President and owner of Chase Holdings & Advisory Services, Inc., which provides financial advisory services to corporations and litigation attorneys, since June 1991. In addition, Mr. Chase is the owner and has served as President of each of RSC Development, Inc., a residential developer, and CFAT H20, Inc., a water treatment facility, both of which are located in Ocala, Florida, since approximately November 1993. Mr. Chase is a certified public accountant who formerly served as Managing Partner of Deloitte & Touche, LLP. Mr. Chase has served as a director of Capital Factors Holding, Inc., a publicly traded company, and Capital Factors, Inc., since September 1992, and as a director of Union Planters Bank of Florida, formerly Capital Bank, since July 1993. Mr. Chase received his B.S. in Business Administration from the University of California in 1965.

CLASS III DIRECTORS (TERM TO EXPIRE IN 2001)

         NOAM BEN-OZER has been a director of this Company since 1996. Mr. Ben-Ozer obtained an M.B.A. from Harvard University in 1994, and has served as a consultant for Bain & Company since 1994. From 1993 to 1994 Mr. Ben-Ozer served as an outside consultant to Lemout & Hauspie Speech Products. Mr. Ben-Ozer is a certified public accountant in Israel.

         ROBERT L. COONEY was elected as a director in November 1997. Mr. Cooney served as a Managing Director of Equity Capital Markets of Credit Suisse First Boston Corporation from 1978 to 1996. Mr. Cooney obtained an M.B.A. from Harvard University in 1962 and a B.S. from College of the Holy Cross in 1956. Mr. Cooney has over 35 years experience in capital markets and investment banking.

CLASS I DIRECTOR (TERM TO EXPIRE IN 1999)

         YUVAL YANAI has served as a director of Equity One since 1996 and has been the Vice President, Finance and Chief Financial Officer of Elscint Ltd. (Israel) since August 1991. Previously, he was senior consultant and head of the economics department of Control Data Corporation (Israel), Tel Aviv. Mr. Yanai is Chairman of the Board of Elscint Espan-a S.A. (Spain) and Productos Medico Hospitalares Elscint Ltd. (Brazil). Mr. Yanai is a director of Elscint Inc.
(USA), Elscint France S.A. (France), Elscint GmbH (Germany) and Elgems Ltd. (Israel). Mr. Yanai holds a B.A. in accounting and economics from Tel Aviv University. Yr. Yanai resigned from the Board of Directors in November, 1998, and is not seeking re-election to the Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1998, Equity One's Board of Directors held three meetings, and took action three additional times by unanimous written consent. Each director of Equity One attended at least 75% of the aggregate of (i) the number of the meetings of the Board which were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period that such person served on such committee.

         Equity One has three committees: the Executive Committee, the Audit and Review Committee and the Compensation Committee. Equity One does not have a nominating committee.

         The Executive Committee is authorized to perform all functions which may be lawfully delegated by the Board of Directors, provided, however, that the Executive Committee can only act based on a unanimous vote and that the Executive Committee may only approve acquisitions of property similar to that in Equity One's portfolio requiring an initial equity investment of up to $15.0 million and acquisitions of vacant land having an initial equity investment of up to $5.0 million in the aggregate. The Executive Committee is comprised of Chaim Katzman, Doron Valero and Ronald Chase. The Executive Committee met seven times during the year endedd December 31, 1998.

         The Audit and Review Committee is currently composed of Shaiy Pilpel, Robert Cooney and Ronald Chase. The Audit Committee's functions include recommending to the Board of Directors the engagement of Equity One's independent certified public accountants, reviewing with such accountants the plan and results of their audit of Equity One's financial statements and determining the independence of such accountants. The Audit and Review Committee met one time during the year ended December 31, 1998.

         The Compensation Committee is currently comprised of Shaiy Pilpel, Robert Cooney and Ronald Chase. The Compensation Committee's functions consist of administering Equity One's 1995 Stock Option Plan (the "Plan"), recommending and approving grants of stock options under the Plan, and recommending, reviewing and approving the salary and fringe benefits policies of Equity One, including compensation of executive officers of Equity One. The Compensation Committee met four times during the year ended December 31, 1998.

DIRECTORS' COMPENSATION

         Non-employee directors receive, upon election to the Board of Directors and annually thereafter, options to purchase 6,000 shares of Common Stock. These options become exercisable over two years. In addition, each non-employee director will receive a fee of $1,000 for each Board of Directors meeting or committee meeting attended in person, plus reimbursement for reasonable expenses incurred in attending the meetings and a fee of $250 for each telephonic meeting attended. Officers of Equity One who are directors will not be paid any directors' fees.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Equity One's directors and executive officers, and persons who own more than ten percent of Equity One's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish Equity One with copies of all such reports they file.

         To Equity One's knowledge, based solely on a review of the copies of such reports furnished to Equity One and written representations that no other reports are required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following compensation table sets forth, for the fiscal years ended December 31, 1996, 1997 and 1998, the cash and certain other compensation paid or accrued by Equity One to Equity One's Chief Executive Officer, and Equity One's other executive officer whose total 1998 salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                            ANNUAL COMPENSATION                           AWARDS
                                            ------------------------------------------------------     ------------
                                                                                      OTHER ANNUAL      SECURITIES
                                                                                      COMPENSATION      UNDERLYING
      NAME AND PRINCIPAL POSITION           YEAR      SALARY ($)         BONUS            ($)            OPTIONS
      ---------------------------           ----      ----------         -----        ------------      ----------
Chaim Katzman......................         1998        $269,000            --            (1)             287,994(2)(3)
   Chairman of the Board, President         1997        $254,000            --            (1)                  --
   and Chief Executive Officer              1996        $240,000            --            (1)                  --

Doron Valero.......................         1998        $202,000        $100,000          (1)             215,347(2)(3)
   Vice President and Chief                 1997        $190,800        $100,000          (1)              30,000(2)
   Operating Officer                        1996        $180,000        $ 50,000          (1)              48,000(2)

-----------------------------


(1) The aggregate amount of perquisites and other personal benefits provided to such Named Officer is less than 10% of the total annual salary and bonus of such officer.

(2)    Represents options granted under the 1995 Stock Option Plan.

(3)    These options were granted and repriced during 1998. See "Option
       Repricing."

OPTIONS/SAR GRANTS TABLE

         There were no options granted to the Named Executive Officers during the fiscal year ended December 31, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1998 and (ii) unexercised stock options held by the Named Executive Officers as of December 31, 1998.

                                                               NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                  OPTIONS HELD AT          IN-THE-MONEY OPTIONS AT
                                   SHARES                        DECEMBER 31, 1998          DECEMBER 31, 1998(1)
                                ACQUIRED ON      VALUE       --------------------------- ---------------------------
             NAME                 EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
             ----               -----------     --------     -----------   ------------- -----------   -------------
Chaim Katzman                           0             $0       215,988         71,996            $0             $0
Doron Valero                            0             $0       232,010         61,337            $0             $0

--------------------

(1) The closing price of the Common Stock on December 31, 1998 as reported by The New York Stock Exchange was $9.06 per share. Value is calculated by multiplying (a) the difference between $9.06 and the option exercise price by (b) the number of shares of Common Stock underlying the option. All of the options held by Chaim Katzman and 245,347 of the options held by Doron Valero have an exercise price higher than the closing price of the Common Stock on December 31, 1998, and have been assigned a value of $0 for purposes of the calculations in this table.

COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

         The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of Equity One.

OPTION ADJUSTMENT

         The following table provides information concerning the repricing, replacement or cancellation and regrant of options held by persons who are currently executive officers or who were executive officers of Equity One when this action was taken. The table reflects all repricings, replacements and cancellations and regrants of options that have occurred since Equity One became a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended, in 1997.

                                OPTION ADJUSTMENT

                                                                                                              LENGTH OF
                                    NUMBER OF        MARKET                                                   ORIGINAL
                                   SECURITIES       PRICE OF                                                   OPTION
                                   UNDERLYING       STOCK AT       EXERCISE                     NEW NUMBER      TERM
                                 OPTIONS AT THE     TIME OF     PRICE AT TIME   NEW EXERCISE    OF SHARES     REMAINING
                                     TIME OF       REPRICING     OF REPRICING       PRICE       UNDERLYING   AT DATE OF
       NAME            DATE       REPRICING(#)     ($/SHARE)      ($/SHARE)       ($/SHARE)     OPTIONS(#)    REPRICING
       ----            ----      --------------    ---------    --------------  ------------    ----------   ----------
Chaim Katzman        12/10/98        200,000           $9.50        $12.375         $10.00       287,984      7 Years
Doron Valero         12/10/98        150,000           $9.50        $12.375         $10.00       215,347      7 Years


REPORT ON OPTION ADJUSTMENT

         On December 10, 1998, the Compensation Committee of the Board of Directors approved a plan pursuant to which certain employees (including executive officers) were allowed to exchange options with exercise prices in excess of the then current fair market value of the Common Stock for new options having exercise prices equal to $10.00. In the case of options granted to Chaim Katzman and Doron Valero, the Plan provided for a downward adjustment in the exercise price of options each fiscal year by the amount by which the dividends declared and paid for the immediate preceding year exceeded the dividends declared and paid for the base year, fiscal 1995. The Board of Directors engaged an independent consultant to review Equity One's compensation packages. The consultant determined that the downward adjustment in exercise price would result in Equity One being required to take certain accounting charges. Rather than taking such charges the independent consultant recommended a decrease in the exercise price of the Options to $10.00 per share, combined with an increase in the number of options granted to such option holder to adjust the difference of value as one option relates to the other. The new exercise price of $10.00 represents an exercise price in excess of the previous exercise price, when adjusted for the declaration of dividends. Equity One also adjusted downward to $10.00 the exercise price of options to purchase an aggregate of 46,000 shares of Common Stock to a total of four employees.

         The Compensation Committee believes that stock options are a significant factor in Equity One's ability to retain and provide incentives for employees and executives. The Compensation Committee also believes that adopting a fixed price option exercise price is in the best interest of the Company. The Compensation Committee also believes that the repricing plan benefits Equity One's stockholders by strengthening Equity One's ability to retain experienced and productive employees and executives, and create greater incentives for employees and executives.

                                          Shaiy Pilpel
                                          Robert Cooney
                                          Ronald Chase

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is generally responsible for determining the compensation of Equity One's executive officers. The Compensation Committee is comprised of three of Equity One's outside directors, Shaiy Pilpel, Robert Cooney and Ronald Chase.

         The Compensation Committee's general philosophy with respect to the compensation of Equity One's executive officers is to offer competitive compensation programs designed to (i) attract and retain key executives critical to Equity One's long-term success, (ii) reward an individual's contribution and personal performance and (iii) to align the interests of Equity One's executives with Equity One's stockholders. The three components of Equity One's executive compensation program are base salary, bonus and stock options.

         Chaim Katzman, Equity One's Chairman of the Board and Chief Executive Officer, and Doron Valero, Equity One's Executive Vice President and Chief Operating Officer, receive compensation pursuant to employment agreements which have been approved by Equity One's Board of Directors.

         In determining the base salary of Equity One's executives, the Compensation Committee takes into account a number of factors, including the executive's position and responsibilities, compensation levels at other companies generally and Equity One's performance. Increases in base salary are based primarily on individual performances as well as competitive conditions and Company performance.

         Equity One believes that stock options are an important long-term incentive to its executive officers to remain with Equity One and to improve performance. Equity One maintains the 1995 Stock Option Plan which is designed to attract and retain executive officers and other employees of Equity One and to reward them for delivering long-term value to Equity One. Stock options permit executive officers to share, to a certain extent, in the stockholders' return on equity.

         Equity One's 1995 Stock Option Plan provides for the granting of both "incentive stock options" (as defined in Section 422A of the Internal Revenue
Code) and non-statutory stock options. Options may be granted under the Stock Option Plan at such prices as the Committee may determine, provided that the per share exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the grant. Options typically vest in staggered amounts over a period of four years. In determining grants of stock options, the Compensation Committee considers a number of factors, including the employee's position, responsibilities and performance, the number of outstanding options held by the employee and competitive practices of other companies generally.

                                          Shaiy Pilpel
                                          Robert Cooney
                                          Ronald Chase

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on Equity One's Common Stock since May 14, 1998, the date the Common Stock began trading on the ("Media General") with (i) the New York Stock Exchange index prepared by Media General Financial Services, and (ii) Media General's index for companies with similar Standard Industry Codes ("SIC") as Equity One. [OTHER INDICES TO FOLLOW]

                                [GRAPHIC OMITTED]

                             5/14/98      6/30/98     9/30/98       12/30/98
      Equity One, Inc.        100.0         93.20       82.82         88.10
      NYSE Stock Index        100.0         99.56       89.49         89.49
      NYSE Stock SIC Index    100.0        100.56       87.61         87.61
      NAREIT Equity Index     100.0         98.44       88.47         86.36

      NOTES:

      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

      B. The indexes are reweighted daily, using the market capitalization on the previous tracking day.

      C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

      D. The index level for all series was set to $100.0 on 5/14/98.

                              CERTAIN TRANSACTIONS

ACQUISITION OF GLOBAL REALTY & MANAGEMENT, INC.

         In January 1994, Equity One acquired all of the outstanding capital stock of Global Management from Doron Valero, Equity One's Executive Vice President and Chief Operating Officer, in exchange for 144,000 shares of Common Stock and warrants to purchase an aggregate of 48,000 shares of Common Stock at an exercise price of $8.25 per share. Such warrants were exercised by Mr. Valero in December 1996.

LOANS TO EXECUTIVE OFFICERS

         In June 1996, Equity One made a loan to Chaim Katzman, Equity One's Chairman of the Board, President and Chief Executive Officer, in the principal amount of $1.1 million, bearing interest at an annual rate of 6.86%. The funds advanced to Mr. Katzman were used to exercise certain warrants to purchase an aggregate of 215,000 shares of Common Stock. Interest on the loan is payable annually on January 5. This loan is secured by the shares of Common Stock acquired by Mr. Katzman through exercise of the warrants and matures on June 16, 2003, at which time the entire principal balance is due and payable. At December 31, 1998, there were no amounts outstanding under this loan. In the opinion of Equity One, the foregoing loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated third parties. In connection with the In-Kind Distribution (as defined below), Mr. Katzman's promissory note and related security interests were transferred to the Partnership (as defined below).

         In December 1996, Equity One made a loan to Doron Valero, Equity One's Executive Vice President and Chief Operating Officer, in the principal amount of $396,000, bearing interest at an annual rate of 5.25%. The funds advanced to Mr. Valero were used to exercise certain warrants to purchase an aggregate of 48,000 shares of Common Stock. Interest on the loan is payable annually on January 5. The loan is secured by the shares of Common Stock acquired by Mr. Valero through exercise of the warrants and matures on June 16, 2003, at which time the entire principal balance is due and payable. At December 31, 1998, there were no amounts outstanding under this loan. In connection with the In-Kind Distribution (as defined below), Mr. Valero's promissory note and related security interests were transferred to the Partnership (as defined below).

TRANSFER OF ASSETS AND RELATED IN-KIND DISTRIBUTION

         In May, 1998 Equity One transferred certain assets to a newly-formed limited partnership (the "Partnership") in exchange for limited partnership interests (the "Partnership Interests"). A limited liability company of which Gazit-Glob (92) and Gazit are members is the general partner of the Partnership. As part of this transaction, the Partnership granted Equity One an option, exercisable until May, 2003, to purchase certain real property assets transferred by Equity One to the Partnership. Additionally, Equity One assigned to the Partnership a promissory note from Chaim Katzman, Equity One's Chairman of the Board, President and Chief Executive Officer, in the original principal amount of $1.1 million, and a promissory note from Doron Valero, in the original principal amount of $396,000, together with the rights to the Common Stock securing such notes. Immediately prior to the consummation of the Offering, Equity One distributed all of the Partnership Interests to its stockholders pro rata in proportion to their ownership of Common Stock (the "In-Kind Distribution"). In December, 1998, Equity One exercised the option to purchase the vacant land adjacent to the Equity One office building for $1.7 million, one of the three parcels transferred by Equity One to the Partnership.

MANAGED PROPERTIES

         Several apartment properties in which Mr. Valero has an ownership interest or which are owned by corporations on which he serves as an officer or director are managed by Equity One. Each of these management agreements represents arms-length contractual agreements, and generate an average of $4,800 in management fees per year per property. Mr. Valero receives no additional compensation in connection with these management agreements.

REGISTRATION RIGHTS

         Pursuant to the terms of each of Messrs. Katzman's and Valero's Employment Agreements, such executives were granted registration rights with respect to the shares of Common Stock issuable to such executives under options granted pursuant to such employment agreements.

         Pursuant to the terms of the Series C Warrants, the holders of the Series C Warrants were granted registration rights for the shares of Common Stock issuable upon the exercise of such warrants. Pursuant to a Registration Rights Agreement, Equity One has granted both demand and piggyback Registration Rights to each of Chaim Katzman, Gazit (1995), Gazit-Glob (92), and Doron Valero with respect to the shares of Common Stock owned by them (the "Registration Rights Agreement").

SERVICE AGREEMENT

         On January 1, 1996, Equity One and Gazit entered into an agreement whereby Chaim Katzman, or any employee of Gazit or its affiliates, may use Equity One's facilities, equipment, supplies and personnel to conduct Gazit's and Mr. Katzman's business affairs for a quarterly user fee of $2,500. Since the commencement of this agreement an aggregate of $30,000 has been paid by Gazit to Equity One.

CONSULTING AGREEMENT

         Equity One has entered into a consulting agreement with Noam Ben-Ozer, a member of the Board of Directors of Equity One, to assist Equity One in the development of its strategic business plan and to review the information and non-information systems to determine the Year 2000 compliance of such systems. Mr. Ben-Ozer was paid an aggregate of $7,000 during the year ended December 31, 1998 under such consulting agreement.

OTHER

         Equity One paid legal fees in the approximate amount of $84,340, $49,678 and $149,000 during the years ended December 31, 1996, 1997 and 1998, respectively, to the Law Office of Alan J. Marcus, the Secretary of Equity One.

         Robert L. Cooney, a director, served as a Managing Director of Equity Capital Markets of Credit Suisse First Boston from 1978 to 1996.

                         PROPOSAL TO RATIFY EQUITY ONE'S
                             1995 STOCK OPTION PLAN

         BACKGROUND AND PURPOSE. The terms of the Plan provide for grants of incentive stock options ("ISOs") and nonqualified stock options (collectively, with the ISOs, the "Options"). The purpose of the Plan is to further the growth of Equity One by offering an incentive to directors, officers and other key employees of Equity One to continue in the employ of Equity One, and to increase the interest of the employees of Equity One through additional ownership of its Common Stock.

         The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Appendix A. Stockholders are urged to read the actual text of the Plan in its entirety.

         ADMINISTRATION. The Plan is to be administered by the Compensation Committee of the Board of Directors, or in the absence thereof, the Board of Directors, or such other committee as may be designated by the Board of Directors consisting of at least two directors (the "Committee"), each of whom shall be a "disinterested person" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee of the Board of Directors has been appointed as the Committee for the Plan. Subject to the terms of the

Plan, the Committee is authorized to determine the employees of Equity One and its subsidiaries (from the class of employees eligible under the Plan to receive Options under the Plan) to whom the Options shall be granted; the time or times at which Options shall be granted; the number of shares subject to each Option; the Option price of the shares subject to each Option in accordance with the terms of the Plan; the time or times when each Option shall become exercisable and the duration of the exercise period; and the applicable terms and conditions of each Option.

         SHARES AVAILABLE FOR AWARDS. An aggregate of 1,000,000 shares of Common Stock are reserved for the grant of Options under the Plan. As of the Record Date, Options to purchase 777,331 shares of Common Stock have been issued and are outstanding under the Plan. Shares of Common Stock acquired upon the exercise of Options granted under the Plan will be authorized and unissued shares of Common Stock. Equity One's stockholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan. If any Option granted under the Plan should be surrendered, terminate, expire or be forfeited, the shares of Common Stock subject thereto shall be released and shall again be available for the grant of new Options under the Plan.

         The Committee is authorized to adjust outstanding Options (including adjustments to exercise prices of Options and other affected terms of Options) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the participants in the Plan (the "Participants"). The Committee is also authorized to adjust performance conditions and other terms of Options in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

         ELIGIBILITY. The persons eligible to receive Options under the Plan are any persons employed by Equity One within the meaning of Section 3401(c) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Non-qualified Options may be granted to any officer or director of Equity One.

         STOCK OPTIONS. The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. The exercise price per share subject to an option is determined by the Committee, however, in the case of ISOs and Non-Qualified Options for directors, the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant. ISOs may not be granted to an employee of Equity One, who, at the time the Option is granted, owns more than ten percent (10%) of the total combined voting power of the stock of Equity One unless (i) the purchase price of the Common Stock pursuant to the ISO is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant; and (ii) the ISO by its terms is not exercisable after the expiration of five years from the date of the grant. For purposes of the Plan, the term "fair market value" shall mean the mean of the high and low prices at which the Common Stock is reported to have traded on the relevant date in all markets on which trading in the Common Stock is reported or, if there is no reported sale of the Common Stock on the relevant date. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option may have a term exceeding ten years. An Option that has vested pursuant to the terms of the Plan may be exercised in whole or in part, in increments of a minimum of 100 shares, at any time, or from time to time, during its term. To exercise an Option, the employee exercising the Option must deliver to Equity One, at its principal office, written notice of exercise of the Option, which states the extent to which the Option is being exercised and which is executed by the employee; a check in an amount, or Common Stock with a Fair Market Value, equal to the Exercise Price of the Option times the number of shares being exercised, or a combination of the foregoing; and a check equal to any withholding taxes Equity One is required to pay as a result of the exercise of the Option by the employee.

         Whenever an Employee holding an Option outstanding pursuant to the Plan (including reload options previously granted) exercises the Option and makes payment, in whole or in part, by tendering Common Stock previously held by the Employee, then Equity One shall grant to the Employee a reload option for the number of shares of Common Stock that it equal to the number of shares tendered by the Employee on payment of the Exercise

Price of the Option being exercised. The reload option exercise price per share shall be an amount equal to the Fair Market Value per share of Equity One's Common Stock, determined as of the date of receipt by Equity One of the notice by the employee to exercise the Option. The exercise period of the reload option shall expire, and the reload option shall no longer be exercisable, on the later to occur of (i) the expiration date of the originally surrendered Option or (ii) one year from the date of grant of the reload option. All other terms of the reload options granted hereunder shall be identical to the terms and conditions of the original Option, the exercise of which gives rise to the grant of the reload option.

         AMENDMENT AND TERMINATION. The Board may, insofar as permitted by law, from time to time, modify or amend the Plan in any respect effective at any date the Board of Directors determines; provided, however, that without the approval of the stockholders, the Board of Directors may not: (i) increase the maximum number of shares of Common Stock that may be issued or exercise of Options (whether or not vested) granted pursuant to the Plan; (ii) change the categories of employees eligible to receive Options; (iii) extend the period during which Options (whether or not then vested) may be exercised; (iv) change the provisions fixing the minimum exercise price; or (v) change the provisions as to termination of Options. No modification or amendment of the Plan shall, without the consent of the holder of an outstanding Option (whether or not then vested), adversely affect the holder's rights pursuant to that Option. The Plan will terminate on December 31, 2005, unless sooner terminated by Equity One's Board of Directors.

         FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS. The following is a brief description of the federal income tax consequences generally arising with respect to Options under the Plan.

         The grant of an Option gives rise to no tax consequences for the Participant or Equity One. The exercise of an Option has different tax consequences depending on whether the option is an ISO or a Non-Qualified Option. On exercising an ISO, the Participant recognizes no income for regular income tax purposes, but the Option spread is taken into account in computing liability for the alternative minimum tax. On exercising a Non-Qualified Option, the Participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the Common Stock acquired on exercise of the Option and the exercise price. If, however, the Participant is an officer or director of Equity One or any other person to whom the short-swing profit recovery provisions of Section 16(b) of the Exchange Act applies, the Participant generally will not recognize ordinary income, and the amount of ordinary income will not be determined until the earlier of the expiration of the six month period after exercise of the Option and the first day on which a sale at a profit of the shares of Common Stock acquired on exercise of the Option would not subject the Participant to suit under those provisions. Such a Participant, however, may elect to recognize ordinary income on the date of exercise of the Option.

         The disposition of shares of Common Stock acquired on exercise of an Option may have different tax consequences depending on whether the Option is an ISO or a Non-Qualified Option. On a disposition of shares of Common Stock acquired on exercise of an ISO before the Participant has held those shares for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "ISO holding periods"), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of those shares over the exercise price. On a disposition of shares of Common Stock acquired on the exercise of a Non-Qualified Option or on exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price and the Participant's tax basis in the shares of Common Stock. That gain or loss will be long-term if the shares of Common Stock have been held for more than one year as of the date of disposition. The Participant's tax basis in the shares of Common Stock generally will be equal to the exercise price of the Option plus the amount of any ordinary income recognized in connection with the Option.

         Equity One generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with an Option. Equity One is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, Equity One will not be entitled to any tax deduction with respect to an ISO if the Participant holds the shares of Common Stock for the ISO holding periods prior to disposing of the shares.

         Section 162(m) to the Code generally disallows a public company's tax deduction for compensation in excess of $1 million paid in any taxable year to Equity One's chief executive officer or any of its other four highest compensated officers (a "covered employee"). Compensation that qualifies as "performance-based compensation", however, is excluded from the $1.0 million deductibility cap and therefore remains fully deductible by Equity One. Equity One intends that Options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with the Options qualify as "performance-based compensation" so that deductions with respect to Options will not be subject to the $1.0 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of Equity One to ensure that Options under the Plan will qualify as "performance based compensation" so that deductions are not limited by Section 162(m) of the Code.

         Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a change in control of Equity One, the acceleration of Options held by a Participant that is an officer, director or highly-compensated individual with respect to Equity One, and any other compensation paid to the Participant that is contingent on a change in control of Equity One or a substantial portion of Equity One's assets and have a present value of at least three times the Participant's average annual compensation from Equity One over the prior five years (the "average compensation"). In that event, the contingent compensation that exceeds the Participant's average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by Equity One and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

         The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan should consult a tax adviser as to the tax consequences of participation.

PRIOR GRANTS OF OPTIONS

         As of the Record Date, Options to purchase an aggregate of 777,331 shares of Common Stock had been granted under the Plan to 8 employees of Equity One. The Options granted under the Plan have exercise prices ranging from $8.25 to $12.375 and have terms of 10 years.

         The following table indicates, as of the Record Date, certain information regarding Options which have been granted under the Plan to the persons and groups indicated:

                                             NUMBER OF SHARES           EXERCISE PRICE         VALUE OF OPTIONS AT
            NAME AND POSITION               SUBJECT TO OPTIONS            PER SHARE              April 15, 1999(1)
            -----------------               ------------------          --------------         --------------------
All current executive officers as a
   group (2 persons)                               581,331             $8.25 - $12.375                 (2)

All current directors who are not
   executive officers as a group
   (0 persons)                                           0                    --


All employees as a group, other than
   executive officers (6 persons)                  196,000             $10.00 - $12.375                (2)

-----------------------------

(1) The closing sale price of the Common Stock on April 15, 1999 was $8.8125 per share. Value is calculated by multiplying (i) the difference between $8.8125 and the option exercise price by (ii) the number of shares of Common Stock underlying the Option. Options having an exercise price in excess of the closing sale price on April 15, 1999 have been assigned no value.

(2) Equity One has granted Options to purchase an aggregate of 196,000 shares of Common Stock to six (6) employees of Equity One, other than executive officers. Of such Options, (i) Options to purchase 46,000 shares of Common Stock have an exercise price of $10.00 per share, (ii) Options to purchase 20,000 shares of Common Stock have an exercise price of $11.00 per share and (iii) Options to purchase 130,000 shares of Common Stock have an exercise price of $12.375 per share. Options having an exercise price in excess of the closing sale price on April 15, 1999 have been assigned no value.

Equity One believes that Options granted under the Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of Equity One. Because persons to whom Options may be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, names or positions of persons who will hereafter receive Options or the nature and terms of such Options.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF EQUITY ONE'S 1995 OPTION PLAN

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at Equity One's 2000 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by Equity One at its executive offices by January 26, 2000 for inclusion in Equity One's proxy statement and form of proxy relating to such meeting. Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not notice of the mater at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders of the date specified by an overriding advance notice provision in the company's bylaws. The Company's bylaws require at least 60 days, but not more than ninety days, advance notice of business to be brought before an annual meeting of stockholders. Accordingly, for Equity One's 2000 Annual Meeting of Stockholders, a stockholder must submit such written notice to the Corporate Secretary on or before Market 17, 2000.

                                        By Order Of The Board of Directors

                                        ALAN J. MARCUS
                                        SECRETARY

North Miami Beach, Florida
May 24, 1999

                                EQUITY ONE, INC.
                    1600 N.E. MIAMI GARDENS DRIVE, SUITE 200
                        NORTH MIAMI BEACH, FLORIDA 33179

      THIS PROXY IS SOLICITED ON BEHALF OF EQUITY ONE'S BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned hereby appoints Chaim Katzman and Doron Valero, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock, $.01 par value per share, of Equity One, Inc., a Maryland corporation (the "Company"), that the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of Equity One, to be held on Wednesday, June 30, 1999, at 9:00 a.m., local time, at the Courtyard Marriott Hotel, 2825 N.E. 191st Street, Aventura, Florida 33180, and at any adjournment(s) or postponement(s) thereof.

PROPOSAL 1.    Election of Shaiy Pilpel  as a Class I director of the Company.

               [ ]      VOTE FOR the nominee listed above.

               [ ]      VOTE WITHHELD from the nominee.

PROPOSAL 2.    To approve the 1995 Employee Stock Option Plan.

               [ ]      FOR

               [ ]      AGAINST

               [ ]      ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

                               (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEE LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSAL (2) ABOVE.

         The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 1998 Annual Report.

                                        Dated: May 24, 1999

                                        ________________________________________
                                                       (Signature)


                                        ________________________________________
                                                (Signature if held jointly)

                                        IMPORTANT: Please sign exactly as your
                                        name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        PLEASE MARK, SIGN AND DATE THIS PROXY
                                        CARD AND PROMPTLY RETURN IT IN THE
                                        ENVELOPE PROVIDED. NO POSTAGE NECESSARY
                                        IF MAILED IN THE UNITED STATES.